UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2022

Commission File Number: 000-52047

Authentic Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	11-3746201
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

50 Division Street

Somerset NJ 08873

 (Address of principal executive offices)

(732) 695-4389

(Registrant’s Telephone number)

Global Fiber Technologies, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – Corporate Governance and Management

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly-owned subsidiary, Authentic Holdings, Inc. Shareholder approval was not required under Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors authorized a change in our name to “Authentic Holdings, Inc.” and our Articles of Incorporation have been amended to reflect this name change.

A copy of the Articles of Merger is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

We have submitted the required information to FINRA and we have been provided a market effective date of December 6, 2022. Our common stock will trade under the symbol “AHRO” that more resembles our new name.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Articles of Merger
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Authentic Holdings, Inc.

Date: December 12, 2022	By:	/s/ Paul Serbiak
	Name:	Paul Serbiak
	Title:	Chief Executive Officer

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